IMG MUTUAL FUNDS, INC.


                                 EXHIBIT # 8(b)

                                       TO

                         POST-EFFECTIVE AMENDMENT NO. 7

                        FORM N-1A REGISTRATION STATEMENT

                               CUSTODIAL AGREEMENT


         AGREEMENT between AMCORE Investment Group, N.A. (the "Custodian") and IMG Mutual Funds, Inc. (the "Company")

         WHEREAS, the Company may be organized with one or more series of shares, each of which shall represent an interest in a separate portfolio of securities and cash, all such existing and additional series now or hereafter listed on Exhibit A being hereafter referred to individually as a "Fund" and collectively, as the "Funds"); and

         WHEREAS, the Company desires to appoint the Custodian as custodian on behalf of the Funds under the terms and conditions set forth in this Agreement and the Custodian has agreed to so act as custodian.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.       Appointment of Custodian and Property to be Held by It
         The Funds hereby appoint the Custodian as the custodian of assets owned by each Fund. Each Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such shares of capital stock ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Funds held or received by the Funds and not delivered to the Custodian.
         Upon receipt of "Proper Instructions" (within the meaning of Section 2.17), the Custodian shall from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Board of Directors of the Funds, and provided that the Custodian shall have no more or less responsibility or liability to the funds on account of any actions or omissions or any sub-custodian so employed than any such sub-custodian has to the Custodian.

2. Duties of the Custodian with Respect to Property of the Funds Held by the Custodian

2.1      Holding Securities.
         The Custodian shall hold and physically segregate for each Fund all non-cash property, including all securities owned by each Fund, other than (a) securities which are maintained pursuant to Section 2.12 in a clearing agency which acts as a securities depository or in a Federal Reserve Bank, as Custodian may select, and to permit such deposited assets to be registered in the name of Custodian or Custodian's agent or nominee on the records of such Federal Reserve Bank or such registered clearing agency or the nominee of either, and to employ and use securities depositories, clearing agencies, clearance systems, sub-custodians or agents located outside the United States in connection with transactions involving foreign securities, collectively referred to herein as a "Securities System".

2.2      Delivery of Securities.
         The Custodian shall release and deliver securities owned by the Funds held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         1) Upon sale of such securities for the account of the Funds and receipt of payment therefor;

         2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Funds;

         3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12 hereof;

         4) To the depository agent in connection with tender or other similar offers for portfolio securities of the Funds;

         5) To the issues thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

         6) To the issuer thereof, or its agent, for transfer into the name of the Funds or into the name of any nominee or nominees of the Custodian or into the name of nominee name of any agent appointed pursuant to Section 2.11 or into the name or nominee name of any sub-custodian appointed pursuant to Paragraph 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

         7) Upon the sale of such securities for the account of the Funds, to the broker or its clearing agent, against a receipt, for examination in accordance with "street deliver" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

         8) For exchange or conversion pursuant to any plan or merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts of temporary securities for definitive securities; provided that, in any such case, the securities and cash, if any, are to be delivered to the Custodian;

         10) For delivery in connection with any loans of securities made by the Funds, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Funds, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the deliver of securities owned by the Funds prior to the receipt of such collateral;

         11) For deliver as security in connection with any borrowings by the Funds requiring a pledge of assets by the Funds, but only against receipt of amounts borrowed;

         12) For delivery in accordance with the provisions of any agreement among the Funds, the Custodian and a broker-dealer registered under the Securities and Exchange Act of 1934 (the "Exchange Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), relating to the compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

         13) For delivery in accordance with the provisions of any agreement among the Funds, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Funds;

         14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Funds, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Funds' currently effective prospectus and statement of additional information ("prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemptions; and

         15) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Funds and certified by the Secretary or an Assistance Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3      Registration of Securities.
         Securities held by the Custodian (other than bearer securities) shall be registered in the name of each Fund or in the name of any nominee of the Fund or of any nominee of the Custodian.

2.4      Bank Accounts.
         The Custodian shall open and maintain a separate account or accounts in the name of each Funds, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Funds segregated by Fund, other than cash maintained by the Funds in bank accounts established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940 (the "1940 Act"). Monies held by the Custodian for the Funds may be deposited by it to the Funds' credit in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company and the Funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Directors of the Funds. Such monies shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5      Payments for Shares.
         The Custodian shall receive from the distributor for the Funds' Shares or from the Transfer Agent of the Funds and deposit into the Funds' accounts for each Fund, such payments as are received for Shares of that Fund issued or sold from time to time by the Funds. The Custodian will provide timely notification to the Company and the Transfer Agent of any receipt by it of payments for Shares of the Funds.

2.6      Availability of Federal Funds.
         Upon mutual agreement between the Funds and the Custodian, the Custodian shall, upon the receipt of Proper Instructions, made federal funds available to the Funds as of specified times agreed upon from time to time by the Funds and the Custodian in the amount of checks received in payment for Shares of the Funds which are deposited into the Funds' account.

2.7      Collection of Income.
         The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the respective Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when die on securities held hereunder. Income due to Funds on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Funds. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Funds with such information or data as may be necessary to assist the funds in arranging for the timely delivery to the Custodian of the income to which the Funds and each respective Fund are properly entitled.

2.8      Payment of Fund Monies.
         Upon  receipt  of  Proper   Instructions,   which  may  be   continuing
instructions when deemed appropriate by the parties, the Custodian shall pay out monies of each Fund's accounts in the following cases only:

         1) Upon the purchase of securities, options, futures contracts or options on futures contracts for the account of the Funds but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or option son futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Funds or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof or (c) in the case of the repurchase agreements entered into between the Funds and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Funds of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities form the Funds;

         2) In connection with conversion, exchange or surrender of securities owned by the Funds as set forth in Section 2.2 hereof;

         3) For the redemption or repurchase of Shares issued by the Funds as set forth in Section 2.10 hereof;

         4) For the payment of any expense or liability incurred by the Funds, including but not limited to the following payments for the account of the Funds: interest , taxes, management, auditing, transfer agent and legal fees, and operating expenses of the Funds whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

         5) For the payment of any dividends declared pursuant to the governing documents of the Funds; 6) For payment of the amount of dividends received in respect of securities sold short; 7) For any other purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee of the Funds signed by an officer of the Funds and certified by their Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.9      Liability for Payment in Advance of Receipt of Securities Purchased.
         In any and every case where payment for purchase of securities for the account of the Funds is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions form the Funds to so pay in advance, the Custodian shall be absolutely liable to the Funds for such securities to the same extent as if the securities had been received by the Custodian.

2.10     Payments for Repurchases or Redemption of Shares of the Funds.
         From such monies as may be available for the purpose but subject to the limitations of the Articles of Incorporation and any applicable votes of the Board of Directors of the Company pursuant thereto, the Custodian, shall, upon receipt of instructions from the Transfer Agent, make monies available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of the Funds, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Funds, the Custodian shall honor checks drawn on the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Funds and the Custodian.

2.11     Appointment of Agents.
         The Custodian may from time to time in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Paragraph 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.12     Deposit of Assets of the Funds in Securities Systems.
         The Custodian may deposit and/or maintain securities owned by the Funds in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Exchange Act, which acts as a securities depository, or in a Federal Reserve Bank, as Custodian may select, and to permit such deposited assets to be registered in the name of Custodian or Custodian's agent or nominee on the records of such Federal Reserve Bank or such registered clearing agency or the nominee of either, and to employ and use securities depositories, clearing agencies, clearance systems, sub-custodians or agents located outside the United States in connection with transactions involving foreign securities in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

         1)       The Custodian may keep securities of the Funds in a Securities
                  System.

         2) The records of the Custodian with respect to securities of the Funds which are maintained in a Securities System shall reflect those securities in book-entry form belonging to the Funds.

         3) The Custodian shall pay for securities purchased for the account of the funds upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of any entry on the records of the Custodian to reflect such payment and transfer for the account of the Funds. The Custodian shall transfer securities sold for the account of the Funds upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of en entry on the records of the Custodian to reflect such transfer and payment for the accounts of the Funds. Copies of all advices from the Securities System of transfers of securities for the account of the Funds shall identify the Funds, be maintained for the Funds by the Custodian and be provided to the Company upon request. Upon request, the Custodian shall furnish the Company confirmation of each transfer to or from the account of the Funds in the form of a written advice or notice and shall furnish to the Company copies of daily transaction sheets reflecting the day's transactions in the Securities System for the account of the Funds.

         4) The Custodian shall provide the Company with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

         5) The Custodian shall have received the initial or annual certificate, as the case may be, required by Paragraph 10 hereof.

         6) Anything to the contrary of this Agreement notwithstanding, the Custodian shall be liable to the Funds for any loss or damage to the Funds resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Funds, the funds shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Funds have not been made whole for any such loss or damage.

2.13     Ownership Certificates for Tax Purposes.
         The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Funds held by it and in connection with transfers of securities.

2.14     Proxies.
         The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Funds or a nominee of the Funds, all proxies, without indication of the matter in which such proxies are to be voted, and shall promptly deliver to the Funds such proxies, all proxy soliciting materials and all notices relating to such securities.

2.15     Communications Relating to the Funds' Portfolio Securities.
         The Custodian shall transmit promptly to the Funds all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Funds and the maturity of futures contracts purchased or sold by the Funds) received by the Custodian from issuers of the securities being held for the Funds. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Funds all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Funds desire to take action with respect to any tender offer, exchange offer or any other similar transaction, the Funds shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

2.16     Proper Instructions.
         Proper Instructions as used throughout this Paragraph 2 means a writing signed or initialed by one or more person or persons as the Board of Directors shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Funds shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Funds accompanied by a detailed description of procedures approved by the Board of Directors, the Custodian may accept instructions reasonably believed by the Custodian to be valid and may then execute the specific transaction or type of transaction as specified. Proper Instructions may also include communications effected directly between electro-mechanical or electronic devices provided that the Board of Directors and the Custodian are satisfied that such procedures afford adequate safeguards for the Funds' assets.

2.17     Actions Permitted Without Express Authority.
         The Custodian may in its discretion, without express authority from the
Funds:

         1) Make payments to itself or others for minor expenses of handling securities, provided that all such payments shall be accounted for by the Funds;

         2) Surrender securities in temporary form for securities in definitive form;

         3) Endorse for collection, in the name of the Funds, checks, drafts and other negotiable instruments; and

         4) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Funds except as otherwise directed by the Board of Directors of the Funds.

2.18     Evidence of Authority.
         The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Funds. The Custodian may receive and accept a certified copy of a vote of the Board of Directors of the Funds as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

2.19     Class Actions.
         The Custodian shall transmit promptly to the Funds all notices or other communications received by it in connection with any class action lawsuit relating to securities currently or previously held for the Funds within the period of this Agreement. Upon being directed by the Funds to do so, the
Custodian shall furnish to the Funds any and all written materials which establish the holding/ownership, amount held/owned, and period of holding/ownership of the securities in question.

3 Duties of Custodian With Respect to the Books of Account and Calculation of Net Asset Value and Net Income The Custodian shall cooperate with and supply necessary information to Investors Management Group or such other entities appointed by the Board of Directors of the Fund to keep the books of the account of the Funds and/or compute the net asset value per share of the outstanding shares of each Fund.

4.       Records
         The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Funds under the 1940 Act, with particular attention to
Section 31 thereof and Rule 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Funds. All such records shall be the property of the Funds and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Funds and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Funds' request, supply the Company with a tabulation of securities owned by the Funds and held by the Custodian and shall, when requested to do so by the Funds and for such compensation as shall be agreed upon between the Funds and Custodian.

5.       Opinion of Company's Independent Auditors
         The Custodian shall take all reasonable action, as the Funds may from time to time request, to obtain from year to year favorable opinions from the Funds' independent auditors with respect to its activities hereunder in connection with the preparation of the Company's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

6.       Reports to Company by Independent Auditors
         The Custodian shall provide the Funds, at such time as the Funds may reasonably require, with reports by independent auditors on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Agreement; such reports shall be of sufficient scope, and in sufficient detail, as may reasonably be required by the Funds to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

7.       Compensation of Custodian
         For performance by the Custodian pursuant to this Agreement, the Funds agree to pay the Custodian annual fees and supplemental charges as set out in Exhibit A attached hereto. Fees and supplemental charges may be changed from time to time subject to mutual written agreement between the Funds and the Custodian.

8.       Responsibility of Custodian
         So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the company for any action taken or omitted by it without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Funds) on all matters, and shall be without liability for any action reasonable taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Funds.
         If the Funds require the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Funds being liable for the payment of money or incurring liability of some other form, the Funds, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.
         If the Funds require the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Funds shall be security therefor and should the Funds fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of assets of the Funds to the extent necessary to obtain reimbursement.

9.       Effective Period, Termination and Amendment
         As to each Fund, the Agreement shall become effective as of its execution, shall continue in full force and effect for one year from the date of this Agreement, and thereafter, shall continue automatically for successive annual periods, provided such continuance is specifically approved as to the Company at least annually by (a) the Company's Board of Directors or (b) vote of a majority (as defined in the 1940 Act) of each Fund's outstanding voting securities, provided that in either event its continuance is also approved by a majority of the Company's Directors who are not "interested person" (as defined in the 1940 Act) of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Fund, the Agreement may be terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of each Fund have approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use of the Funds of such Securities System, as required in each case by Rule 17f-4 under the 1940 Act, provided further, however, that the Funds shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provisions of the Articles of Incorporation, and further provided, that the Funds may at any time by action of their Board of Directors (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of assignment (as described in the 1940 Act), or the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.
         Upon termination of the Agreement, the Funds shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

10.      Successor Custodian
         If a successor custodian shall be appointed by the Board of Directors of the Company, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer all of the Funds' securities held in a Securities System to an account of the successor custodian.
         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Funds, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.
         In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $10,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement and to transfer to an account of such successor custodian all of the Funds' securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.
         In the event that securities, monies and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Funds to procure the certified copy of the vote referred to or of the Board of Directors to appoint a successor custodian, the Custodian in entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, monies and other properties and the provisions of this Agreement relating to the duties and obligation of the Custodian shall remain in full force and effect.

11.      Interpretive and Additional Provisions
         In connection with the operation of this Agreement, the Custodian and the Funds may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation of the Company. No interpretive or additional provisions made as provided in the preceding sentence shall de deemed to be an amendment of this Agreement.

12.      Illinois Law to Apply
         This  Agreement   shall  be  construed  and  the   provisions   thereof
interpreted under and in accordance with laws of The State of Illinois.

13.      Prior Agreements
         This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between the Funds and the Custodian relating to the custody of the Funds' assets.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the ___ day of December, 1997.

                                      IMG Mutual Funds, Inc.
                                       By: ____________________________________
                                      Name: ___________________________________
                                     Title: ___________________________________

                                     AMCORE Investment Group, N.A.
                                       By: ____________________________________
                                      Name: ___________________________________
                                     Title: ___________________________________

                                    EXHIBIT A

                               LIST OF PORTFOLIOS

         The following is a list of Funds referred to in the first WHEREAS clause of the Custodian Agreement. Terms used herein as defined terms unless otherwise defined shall have the meanings ascribed to them in the Custodian Agreement.

Liquid Assets Fund

Municipal Assets Fund




                           COMPENSATION DUE CUSTODIAN

Annual fees prorate and payable monthly

         * Total Fund Values
                  $0 - $100 million                  0.10%
                  Next $150 million                  0.05%
                  Next $250 million                  0.04%
                  Above $500 million                 0.03%


* Included in the asset fee are all portfolio, transaction and wire activity charges. No other charges for custody related to activities will accrue to Funds during the term of this Agreement.